Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
William S. McCalmont 972/753-2314	Michael J. Briskey 972/753-2342
Executive Vice President & CFO	Senior Vice President & Treasurer
wmccalmont@acecashexpress.com	mbriskey@acecashexpress.com

ACE CASH EXPRESS REPORTS RECORD FISCAL 2004 RESULTS
PROVIDES FISCAL 2005 GUIDANCE

     DALLAS (August 26, 2004)—ACE Cash Express, Inc. (NASDAQ:AACE) announced fiscal 2004 net income of $17.1 million or $1.49 per diluted share compared to fiscal 2003 net income of $12.8 million or $1.25 per diluted share, an increase of 33.5 percent and 18.7 percent, respectively. Fiscal 2004 results included a one-time charge of $0.25 per diluted share, related to the early extinguishment of debt from the Company’s successful secondary offering of common stock in April 2004. Excluding this charge, ACE’s fiscal 2004 earnings per diluted share increased 39.0 percent to $1.74, from fiscal 2003 earnings per diluted share of $1.25. During fiscal 2004, ACE’s total revenue increased 5.3 percent to $246.7 million compared to $234.3 million in the prior year, due primarily to a 4.1 percent increase in check cashing fees, an 8.8 percent increase in loan fees and interest, and a 25.6 percent increase in bill payment services.

     “During fiscal 2004, our continued focus on our operational goals drove efficiency gains and strong financial performance. We were also successful on several initiatives including the resumption of our store growth strategy, the opening of eleven ACE Cash Advance stores, and the testing of several new marketing programs,” said Jay B. Shipowitz, President and Chief Executive Officer. “In addition, we were able to substantially improve our balance sheet with the secondary equity offering and amended bank credit facility, which we believe positions us very well for future growth.”

Among ACE’s accomplishments during fiscal 2004 were:

•	The total ACE store network, including franchised stores, had a record 38 million customer visits and processed over $10 billion in transactions.

•	ACE company-owned stores cashed 12.7 million checks, excluding tax checks, resulting in check cashing fees of $108.4 million, up from $104.2 million in the fiscal year 2003.

•	Comparable store revenue increased 5.0 percent over the previous year period.

•	Comparable store check cashing fees, excluding tax check fees, increased 5.2 percent compared to the prior year.

•	Comparable store loan fees and interest increased 7.8 percent over the prior year period.

•	Store gross margin improved to 34.3 percent of revenue during the fiscal year, compared to 33.7 percent in the previous year period.

•	ACE opened 53 company-owned stores, including 11 ACE Cash Advance stores. Additionally, ACE acquired 34 stores and ended the year with 1,026 company-owned stores.

•	ACE opened 32 franchise stores and ended the year with a total of 204 franchised stores.

•	ACE strengthened its balance sheet by using a portion of the net proceeds of $61.4 million from the sale of 2.4 million shares of its common stock to retire substantially all of its long-term debt.

•	In July 2005, ACE further increased its capital availability by amending and extending its bank credit facility.

“The ACE network has grown to over 1,200 stores including over 1,000 company-owned stores,” said Mr. Shipowitz. “We believe the size of our network combined with our diversified sources of revenue provide a great platform from which to execute our growth plans.”

Fiscal Fourth Quarter Results

     The fiscal fourth quarter 2004 net income was $2.2 million or $0.16 per diluted share compared to fiscal fourth quarter 2003 net income of $5.3 million or $0.52 per diluted share. Fiscal fourth quarter 2003 results included a one-time gain of $0.27 per diluted share from liability insurance proceeds related to the Goleta National Bank loan-related lawsuits. Fiscal fourth quarter 2004 results included a one-time charge of $0.22 per diluted share related to the early extinguishment of debt. Excluding these two items, ACE’s fiscal fourth quarter 2004 earnings per diluted share increased 57.1 percent to $0.39 compared to the fiscal fourth quarter 2003 earnings per diluted share of $0.25. During the fiscal fourth quarter of 2004, ACE’s total revenue improved 8.1 percent to $58.1 million versus $53.8 million in the prior year period, due primarily to a 23.5 percent increase in loan fees and interest, and a 22.0 percent increase in bill payment services.

Among ACE’s accomplishments during the fiscal fourth quarter 2004 were:

•	Comparable store revenue increased 7.3 percent over the prior year’s fourth quarter.

•	Comparable store loan fees and interest increased 22.3 percent over the prior year’s fourth quarter.

•	Bill-payment services increased 22.0 percent, to $4.5 million from $3.7 million in the prior year period.

•	Opened 21 company-owned stores, including 3 ACE Cash Advance stores, and acquired 26 stores. Following the end of the quarter, ACE acquired an additional 15 stores.

Business Outlook for the First Quarter and Fiscal 2005

The statements preceded by bullet points below are ACE’s outlook or forecast for its business for the fiscal year ending June 30, 2005. These statements are made only as of August 26, 2004 and indicate only the expectations of ACE’s management as of that date. These statements supersede any and all previous statements made by ACE regarding the matters addressed. These statements are “forward-looking statements,” cannot be guaranteed and may turn out to be wrong.

•	ACE expects total revenue for fiscal 2005 to range between $265 million and $275 million.

•	ACE expects fully diluted earnings per share for fiscal 2005 to range between $1.92 and $2.00.

•	Based on ACE’s annual forecast, historical operating trends and historical first quarter performance, ACE expects diluted earnings per share of $0.35 to $0.37 for its first fiscal quarter ending September 30, 2004.

This outlook is based upon various assumptions, which include, but are not limited to, the following: (1) the opening of 60 newly-constructed ACE Cash Express company-owned stores in fiscal 2005, the closure of 15-25 ACE Cash Express company-owned stores during the normal course of business in fiscal 2005, but no other increase or decrease in the number of the ACE Cash Express company-owned stores (whether by acquisition or otherwise), the opening of 50 franchised ACE Cash Express stores in fiscal 2005, and the opening of 25 ACE Cash Advance stores; (2) no material change in the products or services offered at the ACE’s locations as of June 30, 2004 or in the terms or procedures for offering such products and services; and (3) no material adverse results from any litigation or regulatory proceedings against ACE, either currently existing or arising in the future.

About ACE

ACE Cash Express, Inc. is a leading retailer of financial services, including check cashing, short-term consumer loans and bill payment services, and the largest owner, operator and franchisor of check cashing stores in the United States. As of June 30, 2004, ACE had a network of 1,230 stores in 36 states and the District of Columbia, consisting of 1,026 company-owned stores and 204 franchised stores. ACE focuses on serving unbanked and underbanked consumers, many of whom seek alternatives to traditional banking relationships in order to gain convenient and immediate access to check cashing services and short-term consumer loans. ACE’s website is found at www.acecashexpress.com.

Forward-Looking Statements

     This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.

     Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors, could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in ACE’s reports filed with the Securities and Exchange Commission, such as:

•	ACE’s relationships with Republic Bank & Trust Company, with Travelers Express and its affiliates and with its bank lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any litigation regarding ACE’s short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.

     ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of its common stock.

ACE CASH EXPRESS, INC. AND SUBSIDIARIES
INTERIM UNAUDITED
CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenues	$58,098	$53,766	$246,659	$234,289
Store expenses:
Salaries and benefits	13,722	13,992	59,593	58,170
Occupancy	7,801	7,342	30,563	29,194
Provision for loan losses and doubtful accounts	5,562	4,101	24,235	22,892
Depreciation	2,348	1,744	7,563	6,966
Other	10,534	9,932	40,066	38,192

Total store expenses	39,967	37,111	162,020	155,414

Store gross margin	18,131	16,655	84,639	78,875
Region expenses	4,995	4,337	19,251	17,056
Headquarters expenses	3,727	4,131	18,681	17,133
Franchise expenses	297	380	1,196	1,225
Other depreciation and amortization	827	1,017	3,893	5,423
Interest expense, net	1,401	2,409	10,231	16,004
Loss on early extinguishment of debt	4,858	—	4,858	270
Other (income) expenses, net	(1,566)	(4,526)	(1,893)	1,314

Income from continuing operations before taxes	3,592	8,907	28,422	20,450
Provision for income taxes	1,439	3,563	11,370	8,174

Income from continuing operations	2,153	5,344	17,052	12,276
Discontinued operations:
Gain on sale of discontinued operations, net of tax	—	—	—	499

Net income	$2,153	$5,344	$17,052	$12,775

Basic earnings per share:
Continuing operations	$0.17	$0.52	$1.55	$1.20
Discontinued operations	—	—	—	0.05

Total	$0.17	$0.52	$1.55	$1.25

Diluted earnings per share:
Continuing operations	$0.16	$0.52	$1.49	$1.20
Discontinued operations	—	—	—	0.05

Total	$0.16	$0.52	$1.49	$1.25

Weighted average number of common shares outstanding:
Basic	12,660	10,181	11,009	10,181
Diluted	13,110	10,255	11,477	10,206

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	June 30,
	2004	2003
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$123,041	$108,110
Accounts receivable, net	5,555	9,429
Loans receivable, net	17,047	13,000
Prepaid expenses, inventories, and other current assets	10,817	10,742

Total Current Assets	156,460	141,281

Noncurrent Assets
Property and equipment, net	30,721	32,352
Covenants not to compete, net	1,067	1,151
Goodwill, net	81,719	75,586
Other assets	3,839	8,398

Total Assets	$273,806	$258,768

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Revolving advances	$60,000	$83,900
Accounts payable, accrued liabilities, and other current liabilities	33,243	40,756
Money orders payable	4,495	6,884
Term advances	—	3,833
Notes payable	33	778

Total Current Liabilities	97,771	136,151

Noncurrent Liabilities
Term advances	—	34,436
Notes payable	75	110
Other liabilities	9,530	9,087

Total Liabilities	107,376	179,784

Commitments and Contingencies	—	—
Shareholders’ Equity
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value, 20,000,000 shares authorized, 13,515,513 and 10,395,113 shares issued and 13,307,337 and 10,183,713 shares outstanding, respectively	133	102
Additional paid-in capital	95,941	24,384
Retained earnings	75,296	58,244
Accumulated comprehensive loss	(170)	(1,017)
Treasury stock, at cost, 211,400 shares	(2,707)	(2,707)
Unearned compensation — restricted stock	(2,063)	(22)

Total Shareholders’ Equity	166,430	78,984

Total Liabilities and Shareholders’ Equity	$273,806	$258,768

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA
(unaudited)

	Three Months Ended
	June 30,		Year Ended June 30,
	2004	2003	2004	2003	2002
Company Operating and Statistical Data:
Company-owned stores in operation:
Beginning of period	988	974	968	1,003	988
Acquired	26	1	34	2	8
Opened	21	5	53	14	39
Sold (1)	—	(3)	(5)	(23)	—
Closed	(9)	(9)	(24)	(28)	(32)

End of period	1,026	968	1,026	968	1,003
Franchised stores in operation:
Beginning of period	219	196	200	184	175
Opened	2	7	32	26	22
Acquired by ACE	(5)	(1)	(13)	(2)	(8)
Closed	(12)	(2)	(15)	(8)	(5)

End of period	204	200	204	200	184

Total store network	1,230	1,168	1,230	1,168	1,187

Percentage increase (decrease) in comparable store revenues from prior period (2):
Total revenue	7.3%	(1.4%)	5.0%	1.9%	17.2%
Check fees excluding tax check fees	1.4%	6.9%	5.2%	8.0%	6.0%
Loan fees and interest	22.3%	(10.5%)	7.8%	(4.4%)	36.1%
Capital expenditures (in thousands)	$4,480	$1,601	$7,950	$4,771	$7,127
Cost of net assets acquired (in thousands)	$6,081	$622	$6,403	$673	$1,177
Check Cashing Data:
Face amount of checks cashed (in millions)	$1,123	$1,163	$5,103	$5,040	$4,843
Face amount of average check	$355	$354	$388	$383	$378
Average fee per check	$8.90	$8.57	$9.91	$9.65	$9.36
Fees as a percentage of average check	2.51%	2.42%	2.55%	2.52%	2.48%
Number of checks cashed (in thousands)	3,160	3,284	13,151	13,148	12,821
Check Collections Data:
Face amount of returned checks (in thousands)	$5,897	$5,924	$21,705	$24,087	$23,637
Collections (in thousands)	3,708	3,289	13,947	16,935	16,090

Net write-offs (in thousands)	$2,189	$2,635	$7,758	$7,152	$7,547

Collections as a percentage of returned checks	62.9%	55.5%	64.3%	70.3%	68.1%
Net write-offs as a percentage of revenues	3.8%	4.9%	3.1%	3.1%	3.3%
Net write-offs as a percentage of the face amount of checks cashed	0.19%	0.23%	0.15%	0.14%	0.16%

(1)	The number of stores sold during the year ended June 30, 2003, includes the sale of 19 underperforming stores in Florida in November 2002.

(2)	Calculated based on changes in revenue for all company-owned stores open in both periods and open for at least 13 months.

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA, continued
(unaudited)
(in thousands, except averages and percents)

	Three Months Ended
	June 30,		Year Ended June 30,
	2004	2003	2004	2003	2002
Combined Small Consumer Loans Operating Data:
Volume – new loans and refinances	$137,163	$112,128	$527,723	$484,026	$502,013
Average advance	$278	$276	$278	$274	$269
Average finance charge	$43.66	$43.83	$43.71	$44.55	$45.61
Number of loan transactions – new loans and refinances	495	410	1,909	1,798	1,866
Matured loan volume	$129,334	$104,346	$516,741	$488,940	$489,887
Loan fees and interest	$19,835	$16,062	$77,029	$70,806	$74,197
Loan loss provision	$5,532	$3,921	$24,280	$22,293	$21,924
Gross margin on loans	72.1%	75.6%	68.5%	68.5%	70.5%
Loan loss provision as a percent of matured loan volume	4.3%	3.8%	4.7%	4.6%	4.5%
ACE Loans: (1)
Volume – new loans and refinances	$97,186	$75,141	$368,031	$420,129	$502,013
Average advance	$268	$262	$269	$268	$269
Average finance charge	$39.27	$38.60	$39.40	$42.71	$45.61
Number of loan transactions – new loans and refinances	361	288	1,368	1,587	1,866
Matured loan volume	$91,733	$70,105	$359,723	$432,900	$489,887
Loan fees and interest	$13,881	$10,710	$52,796	$61,769	$74,197
Loan loss provision	$4,039	$1,980	$16,890	$19,361	$21,924
Loans Processed for Republic Bank: (2)
Volume — new loans and refinances	$39,977	$36,987	$159,692	$63,897	$—
Average advance	$299	$303	$296	$302	$—
Average finance charge	$52.61	$53.53	$52.11	$53.35	$—
Number of loan transactions – new loans and refinances	134	122	541	211	—
Matured loan volume	$37,601	$34,241	$157,018	$56,040	$—
Loan fees and interest	$5,954	$5,342	$24,233	$9,037	$—
Provision for loan losses payable to Republic Bank	$1,493	$1,941	$7,390	$2,932	$—

(1)	Operating data for ACE Loans includes the Goleta National Bank loan product until it was discontinued on December 31, 2002.

(2)	Republic Bank loans are short-term consumer loans made by Republic Bank & Trust at our owned stores in Arkansas, Pennsylvania and Texas since December 2002.

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ACE CASH EXPRESS, INC. AND SUBSIDIARIES
SUPPLEMENTAL STATISTICAL DATA, continued
(unaudited)

	Three Months Ended
	June 30,		Year Ended June 30,
	2004	2003	2004	2003	2002
ACE Loans Balance Sheet Data (in thousands) (1):
Gross loans receivable	$27,663	$21,734	$27,663	$21,734	$29,569
Less: Allowance for losses on loans receivable	10,616	8,734	10,616	8,734	12,213

Loans receivable, net of allowance	$17,047	$13,000	$17,047	$13,000	$17,356

Allowance for losses on loans receivable:
Beginning of period	$10,657	$12,500	$8,734	$12,213	$13,382
Provision for loan losses	4,039	1,980	16,890	19,361	21,924
Charge-offs	(4,125)	(6,000)	(15,295)	(23,729)	(24,519)
Recoveries	45	254	287	889	1,426

End of period	$10,616	$8,734	$10,616	$8,734	$12,213

Allowance as a percent of gross loans receivable	38.3%	40.2%	38.3%	40.2%	41.3%

(1)	The balance sheet data for ACE Loans includes data for the Goleta National Bank loan product during the fiscal years ended June 30, 2003 and 2002.

ACE CASH EXPRESS, INC. AND SUBSIDIARIES
UNAUDITED REVENUE ANALYSIS

	Three Months Ended
	June 30,		Year Ended June 30,
	2004	2003	2004	2003	2002
	(dollars in thousands)		(dollars in thousands)
Check cashing fees	$26,653	$26,231	$108,439	$104,175	$97,602
Loan fees and interest	19,835	16,062	77,029	70,806	74,197
Tax check fees	1,476	1,915	20,755	21,528	21,305
Bill payment services	4,474	3,668	16,960	13,507	10,156
Money transfer services	2,826	2,760	11,136	10,898	10,998
Money order fees	1,558	1,657	6,330	6,960	7,554
Franchise revenues	594	664	2,773	2,346	2,199
Other fees	682	809	3,237	4,069	5,255

Total revenue	$58,098	$53,766	$246,659	$234,289	$229,266

	Three Months Ended
	June 30,		Year Ended June 30,
	2004	2003	2004	2003	2002
	(percentage of revenues)		(percentage of revenues)
Check cashing fees	45.9%	48.8%	44.0%	44.5%	42.6%
Loan fees and interest	34.1	29.9	31.2	30.2	32.4
Tax check fees	2.5	3.6	8.4	9.2	9.3
Bill payment services	7.7	6.8	6.9	5.8	4.4
Money transfer services	4.9	5.1	4.5	4.6	4.8
Money order fees	2.7	3.1	2.6	3.0	3.3
Franchise revenues	1.0	1.2	1.1	1.0	0.9
Other fees	1.2	1.5	1.3	1.7	2.3

Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%

CONFERENCE CALL
August 26, 2004
5 p.m. EDT

     An investor conference call will be held today, August 26, 2004 at 5 p.m. EDT, regarding the release of ACE Cash Express, Inc.’s fiscal 2004 fourth quarter and year-end earnings. ACE invites you to participate in the conference call by dialing (800) 442-9701. The confirmation code to access the call is 9289068. Jay B. Shipowitz, President and Chief Executive Officer and William S. McCalmont, Executive Vice President and Chief Financial Officer, will present the review.

     For your convenience, the conference call will be available for replay in its entirety beginning at approximately 7 p.m. EDT on August 26th through 7 p.m. EDT on September 3rd. If you wish to listen to a replay of this conference call, dial (800) 642-1687, provide your name and use confirmation number 9289068.

     If you have questions regarding this conference call, please contact Darla Ashby at (972) 550-5037.